Exhibit 99.1

FOR IMMEDIATE RELEASE

Flowserve Corporation Reports Fourth Quarter and

Full-Year 2023 Results; Initiates 2024 Guidance

•	Fourth quarter Reported and Adjusted[1] Earnings Per Share (EPS)[2] of 47 cents and 68 cents, respectively, reflects continued strong operational performance

•	Delivered solid fourth quarter bookings of $1.04 billion, including strong aftermarket awards exceeding $550 million

•	Increased quarterly cash dividend 5% to $0.21 per share and replenished total stock repurchase authorization to $300 million

•	Initiated full year 2024 guidance[3], including revenue growth between 4%-6% and Reported and Adjusted EPS of $2.25 to $2.45 and $2.40 to $2.60, respectively

DALLAS, February 20, 2024 – Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the fourth quarter and full-year ended December 31, 2023.

Fourth Quarter 2023 Highlights (all comparisons to the 2022 fourth quarter, unless otherwise noted)

•	Reported EPS of $0.47 and Adjusted EPS[1] of $0.68, compared to $0.92 and $0.63, respectively

•	Fourth quarter 2023 Reported EPS includes after-tax adjusted expenses of $27.6 million, comprised primarily of realignment charges and below-the-line foreign exchange

•	Total bookings were $1.04 billion, down $63.1 million or 5.7%. On a constant currency basis[4], total bookings were down $78.5 million or 7.1%

•	Original equipment bookings were $490.3 million, down $65.8 million or 11.8%. On a constant currency basis, original equipment bookings were down $72.1 million or 13.0%

•	Aftermarket bookings were $553.3 million, up $2.7 million or 0.5%. On a constant currency basis[4], aftermarket bookings were down $6.4 million or 1.2%

•	Sales were $1.17 billion, up $126.2 million or 12.1%. On a constant currency basis[4], sales were up $104.4 million or 10.1%

•	Original equipment sales were $576.1 million, up $76.3 million or 15.3%. On a constant currency basis[4], original equipment sales were up $65.3 million or 13.1%

•	Aftermarket sales were $589.1 million, up $49.9 million or 9.3%. On a constant currency basis[4], aftermarket sales were up $39.1 million or 7.2%

•	Reported gross and operating margins were 29.1% and 9.4%, respectively

•	Adjusted gross and operating margins[5] were 29.8% and 10.5%, respectively

Full Year 2023 Highlights (all comparisons to full year 2022, unless otherwise noted)

•	Reported EPS of $1.42 and Adjusted EPS[1] of $2.10, compared to $1.44 and $1.10, respectively

•

Full-year 2023 Reported EPS includes after-tax adjusted expenses of $90.9 million, comprised primarily of realignment charges, below-the-line foreign exchange, and terminated acquisition costs, partially offset by the release of tax valuation allowances

•	Total bookings were $4.27 billion, down $175.8 million or 4.0%. On a constant currency basis[4], total bookings were down $185.2 million or 4.2%

•	2022 full-year bookings included over $230 million of original equipment orders related to a Middle East gas project, representing one of Flowserve’s largest awards ever

•	Original equipment bookings were $1.99 billion, down $289.9 million or 12.7%. On a constant currency basis[4], original equipment bookings were down $292.4 million or 12.8%

•	Aftermarket bookings were $2.28 billion, up $114.1 million or 5.3%. On a constant currency basis[4], aftermarket bookings were up $107.2 million or 5.0%

•	Sales were $4.32 billion, up $705.5 million or 19.5%. On a constant currency basis[4], sales were up $690.3 million or 19.1%

•	Original equipment sales were $2.09 billion, up $379.7 million or 22.3%. On a constant currency basis[4], original equipment sales were up $371.8 million or 21.8%

•	Aftermarket sales were $2.23 billion, up $325.8 million or 17.1%. On a constant currency basis[4], aftermarket sales were up $318.5 million or 16.7%

•	Reported gross and operating margins were 29.6% and 7.7%, up 210 and 220 basis points, respectively

•	Adjusted gross and operating margins[5] were 30.1% and 9.5%, up 220 and 330 basis points, respectively

•	Backlog of $2.70 billion, down 1.5% compared to prior year-end

•	Full year 2023 book-to-bill solid at 0.99x

“I am incredibly pleased with our progress and the results that we delivered in 2023, as evidenced by our significant year-over-year growth in revenue, adjusted earnings, and cash flow,” said Scott Rowe, Flowserve’s President and Chief Executive Officer. “The organizational design and operational discipline that we implemented last year delivered as expected and positions the company extremely well for 2024. Our strong performance in 2023 is a testament to the hard work of our associates who continue to execute at a high-level and position Flowserve for long term success.”

2

Rowe concluded, “Flowserve’s 3D strategy is the catalyst for accelerated growth and positions us to capture the increased spending levels on energy security and decarbonization investments. Additionally, we expect both aftermarket and MRO opportunities to remain at elevated levels in 2024 and beyond. In 2024, we intend to increase the conversion percentage of our strong $2.7 billion backlog, continue to deliver outsized growth, and expand operating margins through improved operational excellence and enhanced product management. As we build on the momentum established last year, we are confident in Flowserve’s future and believe that executing on our objectives will create long-term value for our customers, associates, and shareholders.”

2024 Guidance3

Flowserve today also initiated Reported and Adjusted EPS guidance for 2024, as well as certain other financial metrics, as shown in the table below.

2024 Target Range
Revenue Growth	Up 4.0% to 6.0%
Reported Earnings Per Share	$2.25 to $2.45
Adjusted Earnings Per Share	$2.40 to $2.60
Net Interest Expense	$60 to $65 million
Adjusted Tax Rate	~20%
Capital Expenditures	$75 to $85 million

Flowserve’s 2024 Adjusted EPS target range excludes expected adjusted items including realignment charges of approximately $30 million, as well as the potential impact of below-the-line foreign currency effects and certain other discrete items which may arise during the course of the year.

Amy Schwetz, Flowserve’s Senior Vice President and Chief Financial Officer said, “We believe our 2024 guidance range has Flowserve well-positioned on its trajectory towards the long-term financial targets unveiled at our 2023 analyst day. We remain confident in our ability to drive further Adjusted margin improvement and Adjusted EPS growth as we pursue a disciplined capital allocation approach to deliver long-term shareholder value creation.”

Buyback Authorization Replenished to $300 Million and Quarterly Cash Dividend Increased

Flowserve’s Board of Directors authorized a 5% increase in the quarterly cash dividend to $0.21 per share on the company’s outstanding shares of common stock and replenished the total share repurchase authorization under the current share repurchase program to $300 million, inclusive of approximately $96 million of capacity remaining.

3

The dividend is payable on April 12, 2024, to shareholders of record as of the close of business on March 28, 2024. While Flowserve currently intends to pay regular quarterly cash dividends for the foreseeable future, any future dividends, at this $0.21 per share rate or otherwise, will be reviewed individually and declared by the Board at its discretion.

Fourth Quarter and Full Year 2023 Results Conference Call

Flowserve will host its conference call with the financial community on Wednesday, February 21st at 11:00 AM Eastern. Scott Rowe, President and Chief Executive Officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com/investors.

[1]

See Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) and Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) tables for a detailed reconciliation of reported results to adjusted measures.

[2]

Adjusted 2023 EPS excludes identified realignment expenses, the impact from other specific discrete items and below-the-line foreign currency effects and utilizes the then-applicable FX rates and approximately 132 million fully diluted shares.

[3]

Adjusted 2024 EPS excludes realignment expenses as well as the impact of below-the-line foreign currency effects and certain other discrete items which may arise during the year and utilizes year-end 2023 FX rates and approximately 132 million fully diluted shares.

[4]

Constant currency is a non-GAAP financial measure. We have calculated constant currency amounts and the associated currency effects on operations by translating current year results on a monthly basis at prior year exchange rates for the same periods.

[5]

Adjusted gross and operating margins are calculated by dividing adjusted gross profit and adjusted operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) and Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) tables for a detailed reconciliation.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Latin American, Asian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; any continued volatile regional and global economic conditions resulting from the COVID-19 pandemic on our business and operations; global supply chain disruptions and the current inflationary environment could adversely affect the efficiency of our manufacturing and increase the cost of providing our products to customers; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from any restructuring and realignment initiatives, our business could be adversely affected; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of

4

volatile raw materials prices on our products and operating margins; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company’s performance. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

###

Flowserve Contacts

Investor Contacts:

Jay Roueche, Vice President, Investor Relations & Treasurer	(972) 443-6560
Tarek Zeni, Director, Investor Relations	(469) 420-4045

Media Contact:

Wes Warnock, Vice President, Corporate Communications & Public Affairs	(972) 443-6900

5

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended December 31,
(Amounts in thousands, except per share data)	2023	2022
Sales	$1,165,179	$1,038,959
Cost of sales	(825,635)	(743,718)

Gross profit	339,544	295,241
Selling, general and administrative expense	(234,744)	(193,588)
Net earnings from affiliates	4,663	3,647

Operating income	109,463	105,300
Interest expense	(16,886)	(12,909)
Interest income	1,457	1,025
Other income (expense), net	(22,599)	(28,711)

Earnings before income taxes	71,435	64,705
Benefit from (provision for) income taxes	(3,991)	60,257

Net earnings, including noncontrolling interests	67,444	124,962
Less: Net earnings attributable to noncontrolling interests	(4,827)	(3,633)

Net earnings attributable to Flowserve Corporation	$62,617	$121,329

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.48	$0.93
Diluted	0.47	0.92
Weighted average shares – basic	131,184	130,710
Weighted average shares – diluted	132,132	131,560

Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands, except per share data)

Three Months Ended December 31, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$339,544	$234,744	$109,463	$(22,599)	$3,991	$62,617	5.6%	0.47
Reported as a percent of sales	29.1%	20.1%	9.4%	-1.9%	0.3%	5.4%
Realignment charges (a)	9,464	(5,949)	15,413	—	4,534	10,879	29.4%	0.08
Discrete asset write-downs (b)(c)	(1,254)	—	(1,254)	2,000	94	652	12.6%	0.01
Acquisition related (d)	—	1,244	(1,244)	—	(293)	(951)	23.6%	(0.01)
Below-the-line foreign exchange impacts (e)	—	—	—	16,764	(274)	17,038	-1.6%	0.13

Adjusted	$347,754	$230,039	$122,378	$(3,835)	$8,052	$90,235	7.8%	0.68

Adjusted as a percent of sales	29.8%	19.7%	10.5%	-0.3%	0.7%	7.7%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $2,100 is non-cash.
(b)	Includes reversals of expenses that were adjusted for Non-GAAP measures in previous periods of $1,254.
(c)	Charge represents a non-cash asset write-down of $2,000 associated with the impairment of an equity investment.
(d)	Represents reversal of costs associated with a terminated acquisition that were adjusted for Non-GAAP measures in previous periods.
(e)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

Three Months Ended December 31, 2022	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$295,241	$193,588	$105,300	$(28,711)	$(60,257)	$121,329	-93.1%	0.92
Reported as a percent of sales	28.4%	18.6%	10.1%	-2.8%	-5.8%	11.7%
Realignment charges (a)	481	480	1	—	1,866	(1,865)	N/A	(0.01)
Discrete asset write-downs (b)(c)	3,646	(2,885)	6,531	—	2,661	3,870	40.7%	0.03
Below-the-line foreign exchange impacts (d)	—	—	—	25,206	6,170	19,036	24.5%	0.14
Discrete tax benefit (e)	—	—	—	—	59,313	(59,313)	0.0%	(0.45)

Adjusted	$299,368	$191,183	$111,832	$(3,505)	$9,753	$83,057	10.1%	0.63

Adjusted as a percent of sales	28.8%	18.4%	10.8%	-0.3%	0.9%	8.0%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred and cost credits as a result of realignment programs.
(b)	Includes reversals of expenses that were adjusted for Non-GAAP measures in previous periods of $7,111.
(c)	Charges represent a $13,642 reserve of Russia-related financial exposures.
(d)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

(e)	Represents a discrete tax benefit due to release of tax valuation allowance on the net deferred tax assets in foreign jurisdictions. The associated tax expense was adjusted out in 2017.

SEGMENT INFORMATION

(Unaudited)

FLOWSERVE PUMPS DIVISION	Three Months Ended December 31,
(Amounts in millions, except percentages)	2023	2022
Bookings	$722.2	$786.2
Sales	832.8	739.4
Gross profit	238.2	217.1
Gross profit margin	28.6%	29.4%
SG&A	149.4	130.1
Segment operating income	93.5	90.7
Segment operating income as a percentage of sales	11.2%	12.3%

FLOW CONTROL DIVISION	Three Months Ended December 31,
(Amounts in millions, except percentages)	2023	2022
Bookings	$326.9	$324.9
Sales	336.0	301.8
Gross profit	101.9	87.5
Gross profit margin	30.3%	29.0%
SG&A	52.1	49.4
Segment operating income	49.8	38.1
Segment operating income as a percentage of sales	14.8%	12.6%

Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands)

Flowserve Pumps Division

Three Months Ended December 31, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$238,213	$149,354	$93,522
Reported as a percent of sales	28.6%	17.9%	11.2%
Realignment charges (a)	3,313	(2,537)	5,850
Discrete asset write-downs (b)	(1,254)	—	(1,254)

Adjusted	$240,272	$146,817	$98,118

Adjusted as a percent of sales	28.9%	17.6%	11.8%

Flow Control Division
Three Months Ended December 31, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$101,894	$52,056	$49,838
Reported as a percent of sales	30.3%	15.5%	14.8%
Realignment charges (a)	6,313	(915)	7,228
Acquisition related (c)	—	1,244	(1,244)

Adjusted	$108,207	$52,385	$55,822

Adjusted as a percent of sales	32.2%	15.6%	16.6%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $2,100 is non-cash.
(b)	Represents reversals of expenses that were adjusted for Non-GAAP measures in previous periods.
(c)	Represents reversal of costs associated with a terminated acquisition that were adjusted for Non-GAAP measures in previous periods.

Three Months Ended December 31, 2022	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$217,134	$130,084	$90,698
Reported as a percent of sales	29.4%	17.6%	12.3%
Realignment charges (a)	358	2	356
Discrete asset write-downs (b)(c)	3,342	(2,247)	5,589

Adjusted	$220,834	$127,839	$96,643

Adjusted as a percent of sales	29.9%	17.3%	13.1%

Three Months Ended December 31, 2022	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$87,501	$49,409	$38,093
Reported as a percent of sales	29.0%	16.4%	12.6%
Realignment charges (a)	123	452	(329)
Discrete asset write-downs (c)	304	(638)	942

Adjusted	$87,928	$49,223	$38,706

Adjusted as a percent of sales	29.1%	16.3%	12.8%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred and cost credits as a result of realignment programs.
(b)	Includes reversals of expenses that were adjusted for Non-GAAP measures in previous periods of $7,111.
(c)	Charges represent the reserve of Russia-related financial exposures of $13,642.

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
(Amounts in thousands, except per share data)	2023	2022	2021
Sales	$4,320,577	$3,615,120	$3,541,060
Cost of sales	(3,043,749)	(2,620,825)	(2,491,335)

Gross profit	1,276,828	994,295	1,049,725
Selling, general and administrative expense	(961,169)	(815,545)	(797,076)
Gain on sale of business	—	—	1,806
Net earnings from affiliates	17,894	18,469	16,304

Operating income	333,553	197,219	270,759
Interest expense	(66,924)	(46,247)	(57,617)
Loss on extinguishment of debt	—	—	(46,176)
Interest income	6,991	3,963	2,764
Other income (expense), net	(49,870)	(559)	(36,142)

Earnings before income taxes	223,750	154,376	133,588
Benefit from (provision for) income taxes	(18,562)	43,639	2,594

Net earnings, including noncontrolling interests	205,188	198,015	136,182
Less: Net earnings attributable to noncontrolling interests	(18,445)	(9,326)	(10,233)

Net earnings attributable to Flowserve Corporation	$186,743	$188,689	$125,949

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$1.42	$1.44	$0.97
Diluted	1.42	1.44	0.96
Weighted average shares – basic	131,117	130,630	130,305
Weighted average shares – diluted	131,931	131,315	130,857

Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands, except per share data)

Twelve Months Ended December 31, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings Attributable to Noncontrolling Interests	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$1,276,828	$961,169	$333,553	$(49,870)	$18,562	$18,445	$186,743	8.3%	1.42
Reported as a percent of sales	29.6%	22.2%	7.7%	-1.2%	0.4%	0.4%	4.3%
Realignment charges (a)	21,012	(45,025)	66,037	—	14,949	—	51,088	22.6%	0.39
Discrete asset write-downs (b)(c)(d)(e)	715	(3,955)	4,670	2,000	1,611	—	5,059	24.2%	0.04
Acquisition related (f)	—	(7,247)	7,247	—	1,704	—	5,543	23.5%	0.04
Below-the-line foreign exchange impacts (g)	—	—	—	41,092	2,395	—	38,697	5.8%	0.29
Correction of prior period errors (h)	—	—	—	—	—	(3,559)	3,559	0.0%	0.03
Discrete tax benefit (i)	—	—	—	—	13,000	—	(13,000)	0.0%	(0.10)

Adjusted	$1,298,555	$904,942	$411,507	$(6,778)	$52,221	$14,886	$277,689	15.1%	2.10

Adjusted as a percent of sales	30.1%	20.9%	9.5%	-0.2%	1.2%	0.3%	6.4%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $9,701 is non-cash.
(b)	Charge represents a further expense of $1,834 associated with a sales contract that was initially adjusted out of Non-GAAP measures in 2017.
(c)	Includes reversals of expenses that were adjusted for Non-GAAP measures in previous periods of $81.
(d)	Charge represents a $2,917 non-cash write-down of a licensing agreement.
(e)	Charge represents a non-cash asset write-down of $2,000 associated with the impairment of an equity investment.
(f)	Charges represent costs associated with a terminated acquisition.
(g)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

(h)	Represents the amount to correct the cumulative impact of immaterial prior period errors.
(i)

Represents a discrete tax benefit due to release of tax valuation allowance on the net deferred tax assets in a foreign jurisdiction. The associated tax expense was adjusted out on Non-GAAP measures in 2015.

Twelve Months Ended December 31, 2022	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$994,295	$815,545	$197,219	$(559)	$(43,639)	$188,689	-28.3%	$1.44
Reported as a percent of sales	27.5%	22.6%	5.5%	0.0%	-1.2%	5.2%
Realignment charges (a)	355	520	(165)	—	1,799	(1,964)	-1090.3%	(0.01)
Discrete asset write-downs (b)(c)(d)	13,490	(13,591)	27,081	—	1,967	25,114	7.3%	0.19
Below-the-line foreign exchange impacts (e)	—	—	—	(9,694)	(1,591)	(8,103)	16.4%	(0.06)
Discrete tax benefit (f)	—	—	—	—	59,313	(59,313)	0.0%	(0.45)

Adjusted	$1,008,140	$802,474	$224,135	$(10,253)	$17,849	$144,423	10.4%	$1.10

Adjusted as a percent of sales	27.9%	22.2%	6.2%	-0.3%	0.5%	4.0%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $170 is non-cash.
(b)	Includes reversals of expenses that were adjusted for Non-GAAP measures in previous periods of $9,843.
(c)	Charges represent a $33,888 reserve of Russia-related financial exposures.
(d)	Charge represents a $3,036 non-cash asset write-down associated with the impairment of a trademark.
(e)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

(f)

Represents a discrete tax benefit due to release of tax valuation allowance on the net deferred tax assets in foreign jurisdictions. The associated tax expense was adjusted out of Non-GAAP measures in 2017.

SEGMENT INFORMATION

(Unaudited)

FLOWSERVE PUMPS DIVISION	Year Ended December 31,
(Amounts in millions, except percentages)	2023	2022
Bookings	$2,941.2	$3,214.7
Sales	3,064.5	2,522.5
Gross profit	906.8	728.1
Gross profit margin	29.6%	28.9%
SG&A	575.8	538.5
Segment operating income	348.9	208.0
Segment operating income as a percentage of sales	11.4%	8.2%

FLOW CONTROL DIVISION	Year Ended December 31,
(Amounts in millions, except percentages)	2023	2022
Bookings	$1,345.9	$1,247.2
Sales	1,266.0	1,100.6
Gross profit	372.8	305.5
Gross profit margin	29.4%	27.8%
SG&A	224.8	192.1
Segment operating income	148.0	113.4
Segment operating income as a percentage of sales	11.7%	10.3%

Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands)

Flowserve Pumps Division

Twelve Months Ended December 31, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$906,775	$575,792	$348,867
Reported as a percent of sales	29.6%	18.8%	11.4%
Realignment charges (a)	10,797	(14,533)	25,330
Discrete asset write-downs (b)(c)(d)	715	(3,955)	4,670

Adjusted	$918,287	$557,304	$378,867

Adjusted as a percent of sales	30.0%	18.2%	12.4%

Flow Control Division
Twelve Months Ended December 31, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$372,808	$224,774	$148,034
Reported as a percent of sales	29.4%	17.8%	11.7%
Realignment charges (a)	10,576	(11,393)	21,969
Acquisition related (e)	—	(7,247)	7,247

Adjusted	$383,384	$206,134	$177,250

Adjusted as a percent of sales	30.3%	16.3%	14.0%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $9,701 is non-cash.
(b)	Charge represents a further expense of $1,834 associated with a sales contract that was initially adjusted out of Non-GAAP measures in 2017.
(c)	Includes reversals of expenses that were adjusted for Non-GAAP measures in previous periods of $81.
(d)	Charge represents a $2,917 non-cash write-down of a licensing agreement.
(e)	Charges represent costs associated with a terminated acquisition.

Twelve Months Ended December 31, 2022	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$728,083	$538,523	$207,957
Reported as a percent of sales	28.9%	21.3%	8.2%
Realignment charges (a)	237	(149)	386
Discrete asset write-downs (b)(c)	12,072	(8,835)	20,907

Adjusted	$740,392	$529,539	$229,250

Adjusted as a percent of sales	29.4%	21.0%	9.1%

Twelve Months Ended December 31, 2022	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$305,514	$192,097	$113,417
Reported as a percent of sales	27.8%	17.5%	10.3%
Realignment charges (a)	179	395	(216)
Discrete asset write-downs (b)(d)	1,418	(4,756)	6,174

Adjusted	$307,111	$187,736	$119,375

Adjusted as a percent of sales	27.9%	17.1%	10.8%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $170 is non-cash.
(b)	Charges represent the reserve of Russia-related financial exposures of $33,888.
(c)	Includes reversals of expenses that were adjusted for Non-GAAP measures in previous periods of $9,843
(d)	Charge represents a non-cash asset write-down of $3,036 associated with the impairment of a trademark.

Fourth Quarter and Year-to-Date 2023 - Segment Results
(dollars in millions, comparison vs. 2022 fourth quarter and year-to-date, unaudited)
	FPD				FCD
	4th Qtr		YTD		4th Qtr		YTD
Bookings	$722.2		$2,941.2		$326.9		$1,345.9
- vs. prior year	-64.0	-8.1%	-273.5	-8.5%	2.0	0.6%	98.7	7.9%
- on constant currency	-75.8	-9.6%	-288.1	-9.0%	-1.6	-0.5%	103.9	8.3%
Sales	$832.8		$3,064.5		$336.0		$1,266.0
- vs. prior year	93.4	12.6%	542.0	21.5%	34.2	11.3%	165.4	15.0%
- on constant currency	75.8	10.2%	523.7	20.8%	30.0	10.0%	168.6	15.3%
Gross Profit	$238.2		$906.8		$101.9		$372.8
- vs. prior year	9.7%		24.5%		16.5%		22.0%
Gross Margin (% of sales)	28.6%		29.6%		30.3%		29.4%
- vs. prior year (in basis points)	(80) bps		70 bps		130 bps		160 bps
Operating Income	$93.5		$348.9		$49.8		$148.0
- vs. prior year	2.8	3.1%	140.9	67.7%	11.7	30.7%	34.6	30.5%
- on constant currency	0.2	0.2%	142.9	68.7%	11.4	30.0%	36.1	31.9%
Operating Margin (% of sales)	11.2%		11.4%		14.8%		11.7%
- vs. prior year (in basis points)	(110) bps		320 bps		220 bps		140 bps
Adjusted Operating Income *	$98.1		$378.9		$55.8		$177.3
- vs. prior year	1.5	1.6%	149.6	65.2%	17.1	44.2%	57.9	48.5%
- on constant currency	-1.1	-1.2%	151.6	66.1%	16.8	43.4%	59.4	49.8%
Adj. Oper. Margin (% of sales)*	11.8%		12.4%		16.6%		14.0%
- vs. prior year (in basis points)	(130) bps		330 bps		380 bps		320 bps
Backlog	$1,891.7				$826.8

*	Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except par value)	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$545,678	$434,971
Accounts receivable, net	881,869	868,632
Contract assets, net	280,228	233,457
Inventories, net	879,937	803,198
Prepaid expenses and other	116,065	110,714

Total current assets	2,703,777	2,450,972
Property, plant and equipment, net	506,158	500,945
Operating lease right-of-use assets, net	156,430	174,980
Goodwill	1,182,225	1,168,124
Deferred taxes	218,358	149,290
Other intangible assets, net	122,248	134,503
Other assets, net	219,523	211,820

Total assets	$5,108,719	$4,790,634

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$547,824	$476,747
Accrued liabilities	504,430	427,578
Contract liabilities	287,697	256,963
Debt due within one year	66,243	49,335
Operating lease liabilities	32,382	32,528

Total current liabilities	1,438,576	1,243,151
Long-term debt due after one year	1,167,307	1,224,151
Operating lease liabilities	138,665	155,196
Retirement obligations and other liabilities	389,120	309,529
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793 and 176,793, respectively
Capital in excess of par value	506,525	507,484
Retained earnings	3,854,717	3,774,209
Treasury shares, at cost – 45,885 and 46,359 shares, respectively	(2,014,474)	(2,036,882)
Deferred compensation obligation	7,942	6,979
Accumulated other comprehensive loss	(639,601)	(647,788)

Total Flowserve Corporation shareholders’ equity	1,936,100	1,824,993
Noncontrolling interests	38,951	33,614

Total equity	1,975,051	1,858,607

Total liabilities and equity	$5,108,719	$4,790,634

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(Amounts in thousands)	2023	2022	2021
Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$205,188	$198,015	$136,182
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	73,464	77,636	85,175
Amortization of intangible and other assets	10,283	13,317	14,647
Loss on extinguishment of debt	—	—	46,176
Stock-based compensation	27,808	25,530	29,478
Foreign currency, asset write downs and other non-cash adjustments	(17,331)	(27,758)	29,772
Change in assets and liabilities:
Accounts receivable, net	4,744	(152,011)	(8,675)
Inventories, net	(59,831)	(147,492)	(32,124)
Contract assets, net	(41,149)	(41,768)	74,333
Prepaid expenses and other assets, net	7,825	17,461	1,302
Accounts payable	53,065	78,968	(19,505)
Contract liabilities	26,837	61,684	14,196
Accrued liabilities and income taxes payable	59,213	(5,226)	(13,948)
Retirement obligations and other	38,497	(1,430)	(15,690)
Net deferred taxes	(62,841)	(136,936)	(91,200)

Net cash flows provided (used) by operating activities	325,772	(40,010)	250,119

Cash flows – Investing activities:
Capital expenditures	(67,359)	(76,287)	(54,936)
Proceeds from disposal of assets	2,057	4,422	2,663
Proceeds from termination of cross-currency swap	—	66,004	—
Net affiliate investment activity	(3,278)	(225)	(7,204)

Net cash flows provided (used) by investing activities	(68,580)	(6,086)	(59,477)

Cash flows – Financing activities:
Payments on senior notes	—	—	(1,243,548)
Proceeds from issuance of senior notes	—	—	498,280
Payments on term loan	(40,000)	(32,500)	(7,500)
Proceeds from issuance of long-term debt	—	—	300,000
Payment of deferred loan cost	—	—	(6,739)
Proceeds from short-term financing	280,000	45,000	—
Payments on short-term financing	(280,000)	(45,000)	—
Proceeds under other financing arrangements	1,114	1,733	1,408
Payments under other financing arrangements	(2,604)	(1,790)	(2,086)
Payments related to tax withholding for stock-based compensation	(6,245)	(4,683)	(5,984)
Repurchases of common shares	—	—	(17,531)
Payments of dividends	(104,955)	(104,549)	(104,604)
Other	(324)	(8,223)	(11,403)

Net cash flows provided (used) by financing activities	(153,014)	(150,012)	(599,707)
Effect of exchange rate changes on cash	6,529	(27,373)	(27,757)

Net change in cash and cash equivalents	110,707	(223,481)	(436,822)
Cash and cash equivalents at beginning of period	434,971	658,452	1,095,274

Cash and cash equivalents at end of period	$545,678	$434,971	$658,452

Income taxes paid (net of refunds)	$119,275	$60,085	$65,621
Interest paid	64,865	41,629	72,247